Exhibit 99.1

March 15, 2012

Board of Directors

Lightwave Logic, Inc.

Re: Resignation as Senior Vice President

Gentlemen:

I hereby resign as Lightwave Logic’s Senior Vice President so that I can better attend to my personal medical issues. Good luck.

Sincerely,

/s/ Frederick Goetz, Jr.

Frederick Goetz, Jr.